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                                                                   EXHIBIT 10(b)

                         MPW INDUSTRIAL SERVICES, INC.

                             1994 STOCK OPTION PLAN

         1. Purpose. The purpose of this Plan is to attract and retain personnel for MPW Industrial Services, Inc. (the "Company") and its Subsidiaries and to provide to such personnel incentives and rewards for service to the Company and superior performance.

         2.       Definitions.  As used in this Plan,

                  (a) The term "Board" means the Board of Directors of the Company.

                  (b) The term "Committee" means a committee of disinterested persons as contemplated by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") appointed by resolutions adopted by the Board in accordance with paragraph 11 hereof; provided, however, that prior to
(i) the registration of a class of the Company's equity securities pursuant to
Section 12 of the Exchange Act or (ii) the appointment of such Committee by the Board, the Committee shall mean the Board.

                  (c) The term "Common Stock" means Common Stock, no par value, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 7 hereof.

                  (d) The term "Date of Grant" means the date specified by the Committee on which a grant of Stock Options (as hereinafter defined) shall become effective.
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                  (e) The term "Eligible Participant" means any person who is selected by the Committee for participation in this Plan and who is at the time
(i) an officer, or (ii) a key employee of the Company or any of its Subsidiaries. The term "Eligible Participant" shall not, however, include any person or group of persons designated by a resolution adopted by the Board or the Committee as being ineligible to participate in this Plan.

                  (f) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (g) The term "Optionee" means the optionee named in an agreement evidencing an outstanding Stock Option.

                  (h) The term "Option Right" means the right to purchase one share of Common Stock upon exercise of a Stock Option granted pursuant to Paragraph 4 hereof.

                  (i) "Subsidiary" shall mean any Entity in an unbroken chain of Entities beginning with the Company if Monte R. Black, the Company and/or each of the Entities other than the last Entity in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other Entities in such chain and which are, in accordance with generally accepted accounting principles, reported on a combined basis and which, as of the date hereof, are identified on Exhibit 1. For purposes of this Plan, the continuous employ of the Optionee with the Company or a Subsidiary shall not be deemed interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company or any Subsidiary, by reason of the transfer of his employment among the Company and its Subsidiaries.


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         3.       Shares Available Under Plan. Subject to adjustment as provided in Paragraph 7 hereof or in any applicable Stock Option Agreement provided for in Section 4(h) hereof, the shares of Common Stock which may be sold upon the exercise of Stock Options shall not exceed in the aggregate 250,000 shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

         4. Stock Options. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Eligible Participants of options ("Stock Options") to purchase shares of Common Stock. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

                  (a) Each grant shall specify the number of shares of Common Stock to which it pertains.

                  (b) Each grant shall specify, in the discretion of the Committee, an option price per share on the Date of Grant.

                  (c) Each grant shall specify the method of payment of the option price, which may be (i) in cash or by check acceptable to the Company,
(ii) by delivery to the Company of Common Stock already owned by the Optionee, which has been held by the optionee for such minimum period of time, if any, as the Committee may specify, having a fair market value at the time of exercise equal to the total option price, or (iii) a combination of such methods of payments.

                  (d) Each grant shall specify the period or periods of continuous employment by the Optionee with the Company or any


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Subsidiary, if any, which is necessary before the Stock Options or installments thereof will become exercisable.

                  (e) Successive grants may be made to the same Eligible Participant whether or not any Stock Option previously granted to such Eligible Participant remains unexercised.

                  (f) Stock Options granted under this Plan may be (i) options which are intended to qualify under particular provisions of the Internal Revenue Code, as in effect from time to time (the "Code"), (ii) options which are not intended to so qualify, or (iii) combinations of the foregoing.

                  (g) No Stock Option may be exercised more than ten years from the Date of Grant.

                  (h) Each grant of a Stock Option shall be evidenced by an agreement (a "Stock Option Agreement") in the forms designated by the Committee executed on behalf of the Company by any officer and delivered to and accepted by the Eligible Participant containing such additional terms and provisions, if any, as may be determined by the Committee.

         5. Transferability. No Stock Options shall be transferable by an Optionee other than by will or the laws of descent and distribution or by qualified domestic relations order as defined by the Code. Stock Options may be exercised during the Optionee's lifetime only by him or by his guardian or legal representatives.

         6. Adjustments. The Committee may make or provide for such adjustments in the maximum number of shares specified in Paragraph 3, in the number of shares of Common Stock covered by outstanding Stock Options granted hereunder, and in the prices


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per share applicable to such Stock Options, as such Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing or as may be otherwise set forth in a Stock Option Agreement, executed and delivered on behalf of the Committee pursuant to Section 4(h) hereof.

         7. Fractional Shares. The Company shall not be required to issue any fractional share of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

         8. Payment of Taxes. Upon exercise of any Stock Options, it shall be a condition to the obligation of the Company to issue shares that the Optionee pay to the Company such amount as the Company may request for the purpose of satisfying its liability to withhold Federal, state or local income or other taxes. The Optionee may elect that all of any part of such withholding requirement be satisfied by retention by the Company of a portion of the shares purchased upon exercise of Stock Options granted hereunder. If such election is made, the shares so retained shall be credited against such withholding requirement at the fair market value on the date of exercise.


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         9.       Administration of the Plan. (a) This Plan shall be
administered by a Stock Option Committee (the "Committee") of Directors appointed by resolution adopted by the Board. After the Common Stock is registered pursuant to Section 12 of the Exchange Act, each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect). A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

                  (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Stock Options and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

         10.      Amendments, Etc.

                  (a) This Plan may be amended from time to time by the Board but without further approval by the shareholders of the Company no such amendment shall (i) increase the maximum number of shares specified in Paragraph 3 hereof (except that adjustments authorized by Paragraph 6 hereof shall not be limited by this provision), (ii) change the definition of "Eligible Participant," or (iii) after registration of a class of the Company's equity securities pursuant to Section 12 of the


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Exchange Act, cause Rule 16b-3 of the Securities and Exchange Commission (or any
successor rule to the same effect) to cease to be applicable to this Plan.

                  (b) Any agreement evidencing an outstanding Stock Option may, with the concurrence of the affected Optionee, be amended by the Committee, provided that the terms and conditions of such amendment are not inconsistent with this Plan.

                  (c) The Committee may, with the concurrence of the affected Optionee, cancel any agreement evidencing a Stock Option granted under this Plan. In the event of such cancellation, the Committee may authorize the granting of a new Stock Option (which may or may not cover the same number of shares which had been the subject of the prior agreement) in such manner, at such option price and subject to the same terms, conditions and discretions, as, under the Plan, would have been applicable had the cancelled Stock Option not been granted.

                  (d) This Plan shall not confer upon any Eligible Participant any right with respect to continuance of employment with the Company or any Subsidiary, nor shall it interfere in any way with any right such Eligible Participant, the Company or any Subsidiary would otherwise have to terminate such Eligible Participant's employment at any time.

         11. Successors. In the event that another corporation shall become the successor of the Company by reason of the merger, consolidation or acquisition of substantially all of the assets and business of the Company, it shall be a condition to the consummation of such merger, consolidation or acquisition that such successor corporation shall assume and agree to perform



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all options then outstanding under this Stock Option Plan, as such options may have been adjusted pursuant to Paragraph 6 hereof by reason of such merger, consolidation or acquisition.


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